CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of the Integrity Fund of Funds, Inc., filed as part of this Post-Effective Amendment No. 14 to the  Integrity Fund of Funds, Inc.’s Registration Statement under the Securities Act of 1933 (File No. 33-85332) and Post-Effective Amendment No. 15 to the Integrity Fund of Funds, Inc.’s Registration Statement under the Investment Company Act of 1940 (File No. 811-8824).

/s/  Sutherland Asbill & Brennan LLP
Sutherland Asbill & Brennan LLP
Washington, D.C.
February 28, 2005